IMPORTANT NOTICE ON REVERSE SIDE

                                DELAWARE

Number
Shares
001
166,668
                            Picture of Eagle


                            SA HOLDINGS, INC.


     THIS CERTIFIES THAT Jesup & Lamont Capital Markets, Inc. is the owner of 166,667
Series A Cumulative Convertible fully paid and non-assessable Shares Preferred Stock, Par
Value $.00001 per Share transferrable only upon the books of the Company by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this 31st day of July
A.D. 1995.

______________________________   ______________________________
John Ebert, Secretary            Jack W. Matz, President

_________________________________________________________________

LEGEND ON REVERSE SIDE

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THE SHARES HAVE BEEN ACQUIRED FOR PRIVATE INVESTMENT AND MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR (ii) AN OPINION OF COUNSEL SATISFACTORY TO
THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER
WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.
SUCH
REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.